Exhibit 99.1

NIELSEN ANNOUNCES COMPLETION OF SALE OF

GLOBAL CONNECT BUSINESS TO ADVENT INTERNATIONAL

Investor Relations: Sara Gubins, +1 646 654 8153

Media Relations: Stacy Perrus, +1 443 627 0563

NEW YORK, [TK] – Nielsen Holdings plc (“Nielsen”) (NYSE: NLSN) announced today that it has completed the previously announced sale of NielsenIQ to affiliates of Advent International, in partnership with James “Jim” Peck. NielsenIQ is Nielsen’s former Global Connect business.

David Kenny, Nielsen Chief Executive Officer said, “We thank the entire NielsenIQ team for their invaluable commitment and contributions over the years. We look forward to continuing a strong working relationship with them.”

This is a transformative time for Nielsen. We have redesigned our products, our business platform, and our operating model, positioning Nielsen to better deliver the solutions our clients need in the rapidly changing global media ecosystem. We are now fully aligned around three essential solutions—Audience Measurement, Audience Outcomes and Gracenote Content Services—that are designed to drive growth by leveraging a single media platform across a global digital-first footprint.”

J.P. Morgan Securities LLC and Guggenheim Securities, LLC acted as financial advisors to Nielsen, and Wachtell, Lipton, Rosen & Katz, Clifford Chance LLP, DLA Piper, and Baker McKenzie acted as legal advisors to Nielsen.

ABOUT NIELSEN

Nielsen Holdings plc (NYSE: NLSN) is a leading global data and analytics company that provides a holistic and objective understanding of the media industry. With offerings spanning audience measurement, audience outcomes and content, Nielsen offers its clients and partners simple solutions to complex questions and optimizes the value of their investments and growth strategies. It is the only company that can offer de-duplicated cross-media audience measurement. Audience is EverythingTM to Nielsen and its clients, and Nielsen is committed to ensuring that every voice counts.

An S&P 500 company, Nielsen offers measurement and analytics service in nearly 60 countries. For more information, visit www.nielsen.com.

From time to time, Nielsen may use its website and social media outlets as channels of distribution of material company information. Financial and other material information regarding the company is routinely posted and accessible on our website at http://www.nielsen.com/investors, and our social media accounts: Twitter at http://twitter.com/Nielsen, LinkedIn at https://www.linkedin.com/company/nielsen/, Facebook at https://www.facebook.com/Nielsen/ and Instagram at https://www.instagram.com/lifeatnielsen/.

ABOUT ADVENT INTERNATIONAL

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in over 350 private equity transactions in 41 countries, and as of September 30, 2020, had $66.2 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 200 investment professionals across North America, Europe, Latin America, and Asia. The firm focuses on investments in five core sectors, including business and financial services; health care; industrial; retail, consumer and leisure; and technology. After 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies.

For more information, visit: www.adventinternational.com or www.linkedin.com/company/advent-international.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the sale by Nielsen of NielsenIQ, our former Global Connect business, to affiliates of Advent International Corporation, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.